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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of Columbia Sportswear Company
Portland, Oregon

We consent to the incorporation by reference in Registration Statements Nos. 333-53785 and 333-80387 on Form S-8 of our report dated January 31, 2002 appearing in this Annual Report on Form 10-K of Columbia Sportswear Company for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Portland, Oregon
March 28, 2002